                                ESCROW AGREEMENT

                  This ESCROW AGREEMENT, dated as of June 13, 2003 ("Agreement"), is made and entered into by and among INTERLAND, INC., a Minnesota corporation ("Interland"), William B. Bunting, Steve Harter, and Dominique Bellanger, who have executed this Agreement in their capacities as the initial Stockholders' Representatives (the "Stockholders' Representatives"), and SunTrust Bank, a Georgia banking corporation (the "Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, on December 19, 2002, the Stockholders' Representatives, Interland, Bobcatcub Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Interland ("Interland Sub"), and Hostcentric, Inc., a Delaware corporation ("Hostcentric"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Interland Sub will be merged with and into Hostcentric (the "Merger");

                  WHEREAS, pursuant to the terms of the Merger Agreement, the consideration to be paid to the stockholders of Hostcentric ("Hostcentric Stockholders") consists of both cash and shares of Interland's common stock, par value $.01 per share ("Interland Stock");

                  WHEREAS, pursuant to Section 2.2 of the Merger Agreement, Interland, Interland Sub and the Hostcentric Stockholders have agreed that a portion of the Interland Stock and cash in the amount of $2,100,000 otherwise payable by Interland to the Hostcentric Stockholders pursuant to the terms of the Merger Agreement shall be deposited in escrow with the Escrow Agent by Interland in order to secure the payment of any claims giving rise to indemnification by the Hostcentric Stockholders under the Merger Agreement; and

                  WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties, intending legally to be bound, agree as follows:

                                   SECTION 1
                                 ESCROWED FUNDS
                                 --------------

              1.1 Delivery; Shares.

                  There will be delivered to and deposited with the Escrow Agent (the "Deposit") concurrently with the execution hereof: (1) cash in the amount of $2,100,000 (the "Escrowed Cash") and (2) 9,494,335 shares of Interland Stock by delivery of a certificate representing such shares of Interland Stock registered in the name of SunTrust Bank, as escrow agent, for the benefit of the former preferred stockholders of Hostcentric, Inc., (the "Escrowed Shares"). The Escrow Agent shall hold the Escrowed Cash and the Escrowed Shares pursuant to the terms of this Agreement. The Escrowed Cash and the Escrowed Shares are sometimes referred to in this Agreement collectively as the "Escrowed Funds."

              1.2 Receipt. The Escrow Agent hereby: (i) accepts delivery of the Escrowed Cash and Escrowed Shares and holds, and agrees to hold, the Escrowed Funds in escrow as a fund available to secure the indemnification obligations owed by the Hostcentric Stockholders to Interland pursuant to
Section 8.2 of the Merger Agreement, and (ii) agrees to hold and disburse the Escrowed Funds in accordance with the terms and conditions of this Agreement.

              1.3 Voting; Investment; Income. The right to vote the
Escrowed Shares shall be exercised by or as directed by the Stockholders' Representatives, and the Escrow Agent shall have no rights or responsibilities with respect to voting the Escrowed Shares nor any ownership interest therein. The Escrowed Shares shall be held by the Escrow Agent for the benefit of the Hostcentric Stockholders subject to the terms and conditions of this Agreement and none of the Escrowed Shares shall be sold during the term of this Agreement. Any dividends or other distributions declared and paid upon the Escrowed Shares (collectively, "Earnings") shall be paid to the Escrow Agent and shall be held by the Escrow Agent for the benefit of the Hostcentric Stockholders as provided in Schedule 1 but shall not constitute Escrowed Funds and shall not be used to satisfy any indemnification claims. The Escrowed Cash and any cash amounts received by the Escrow Agent pursuant to this Section 1.3 shall be deposited in a non-interest bearing account. All Earnings shall be released on the Release Date (as defined in Section 2.2 hereof) to the Stockholders' Representatives for the benefit of the Hostcentric Stockholders as provided in Schedule 1 and shall not be subject to satisfaction of a Buyer Claim. Any federal, state or local income taxes imposed upon or asserted against the Earnings shall be the responsibility of and shall be paid by the Hostcentric Stockholders.

                                   SECTION 2
                 PROCEDURES FOR DISBURSEMENT OF ESCROWED FUNDS
                 ---------------------------------------------

              2.1 Claims Procedure For Escrowed Funds. The following procedures shall govern the application of the Escrowed Funds to satisfy any claims by Interland which may be brought pursuant to Section 8.2 of the Merger
Agreement:

                  (a) Interland shall give written notice to the Stockholders' Representatives and the Escrow Agent of any claim for indemnity pursuant to the Merger Agreement that could constitute a claim against the Escrowed Funds (a "Buyer Claim"). The written notice shall specify (i) the factual basis for such claim, (ii) the amount of claim and the number of Escrowed Shares and amount of Escrowed Cash to be released, based on the valuation set forth below, and (iii) that Interland has given a copy of such notice to the Stockholders' Representatives. No notice may be given under this Section 2.1(a) after the Release Date (as defined in Section 2.2). The value of each Escrowed Share to be used to satisfy any claim shall be deemed to be equal to the greater of (x) the average closing price of Interland Stock as reported by NASDAQ for the five
(5) trading days ending two (2) business days prior to the date of the Buyer Claim and (y) $1.681 per share. The Escrow Agent shall have no duty with respect to establishing or confirming any valuation set forth in any such notice.

                  (b) Following receipt of a Buyer Claim in accordance with
Section 2.1(a), the Stockholders' Representatives shall have 30 days from the date the Escrow Agent receives the Buyer Claim to make such investigation of the claim as the Stockholders' Representatives deem necessary or desirable. For purposes of such investigation, Interland shall, upon request, make available to the Stockholders' Representatives all the material information relied upon by Interland to substantiate the Buyer Claim. If the Stockholders' Representatives disagree with the validity or amount of all or a portion of a Buyer Claim, the Stockholders' Representatives shall deliver to Interland and the Escrow Agent a written notice thereof (the "Dispute Notice"), at or prior to the expiration of the 30-day period. If Interland and the Stockholders' Representatives agree not later than 30 days following the date of Escrow Agent's receipt of such Dispute Notice (or any mutually agreed upon extension thereof) to the validity and amount of such disputed claim, they shall promptly give the Escrow Agent joint instructions in writing of the amount of the Escrowed Funds agreed upon by Interland and the Stockholders' Representatives as shall be necessary to satisfy such Buyer Claim, valued in accordance with
Section 2.1(a) above, and the instructions for payment of such Escrowed Funds. If Interland and the Stockholders' Representatives do not agree prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof), the matter shall be resolved as provided for in Section 3.1 hereof, and, except as provided in Section 3.1 regarding release of any undisputed amounts, the Escrow Agent shall continue to hold the Escrowed Funds until it receives a final and nonappealable order of a court of competent jurisdiction or joint written instructions from the Stockholders' Representatives and Interland in accordance with Section 3.1. If no Dispute Notice is received by Escrow Agent within the 30-day period described above, the Buyer Claim shall be deemed approved by the Stockholders' Representatives, and the Escrow Agent shall disburse the Escrowed Funds in accordance with subsection (c) below.

                  (c) Upon resolution of any Buyer Claim hereunder requiring the delivery of Escrowed Cash and Escrowed Shares to Interland, the Escrow Agent shall deliver: (1) Escrowed Cash and Escrowed Shares (based upon the valuation described in Section 2.1(a) hereof) (the "Tendered Escrow Shares") equal to the amount of the Buyer Claim, together with corresponding stock powers duly executed in blank, to Interland. The Escrow Agent shall concurrently distribute to the Stockholders' Representatives for the benefit of the Hostcentric Stockholders as provided in Schedule 1 any Earnings held by the Escrow Agent with respect to such Tendered Escrow Shares, it being acknowledged that such Earnings shall not be applied towards the satisfaction of a Buyer Claim.

              2.2 Final Release of Escrowed Funds. On the date that is six
(6) months after the date of this Agreement (the "Release Date"), if no Buyer Claim for indemnification has been asserted and is unresolved, the Escrow Agent shall deliver to the Stockholders' Representatives for distribution to the Hostcentric Stockholders: (i) the remaining Escrowed Cash, and (ii) all Earnings held by the Escrow Agent related to the Escrowed Shares, by wire transfer of immediately available funds, bank check or certified check or by other means mutually acceptable to the Stockholders' Representatives and the Escrow Agent. On the Release Date, if no Buyer Claim for indemnification has been asserted and is unresolved, the Escrow Agent shall deliver the certificate representing the remaining Escrowed Shares to Interland for cancellation and subsequent reissuance of stock certificates by Interland's transfer agent to the Hostcentric Stockholders pro rata in accordance with their interests. If on the Release Date, a Buyer Claim for which written notice was previously delivered remains unresolved, the Escrow Agent shall retain from the Escrowed Funds the amount of Escrowed Cash and a number of Escrowed Shares (based upon the valuation provided by Interland in Section 2.1(a) hereof) equal to the amount of the Buyer Claim, and shall remit the remaining balance of the Escrowed Cash and all Earnings to the Stockholders' Representatives and shall remit the Escrowed Shares to Interland for cancellation and reissuance as provided above. Upon resolution of all outstanding Buyer Claims after the Release Date, the Escrow Agent shall promptly deliver, upon the instructions of the Stockholders' Representatives, the remaining balance of the Escrowed Funds. If necessary in order to effect the foregoing transfer, the Escrow Agent shall deliver to Interland the certificate representing the Escrowed Shares in exchange for a new certificate representing the number of Escrowed Shares to be retained in escrow and stock certificates to be issued by Interland's transfer agent to the Hostcentric Stockholders for the number of Escrowed Shares to be released from escrow.

              2.3 Allocation of Escrowed Funds to Satisfy Buyer Claims. For purposes of this Section 2, each Buyer Claim shall be satisfied from the Escrowed Funds by taking Escrowed Cash and Escrowed Shares in a proportion set forth on Schedule 1 based on the relative percentages of the Merger Consideration to which Hostcentric's common stockholders and Series A and Series B preferred stockholders are entitled. The parties hereto acknowledge and agree that the obligation to allocate Escrowed Funds (as between Escrowed Cash and the Escrowed Shares) to satisfy Buyer Claims shall be borne solely by Interland and the Stockholders' Representatives and that the Escrow Agent shall have no duty to determine such allocation.

                                   SECTION 3
                 PROCEDURES FOR DISBURSEMENT OF ESCROWED FUNDS
                 ---------------------------------------------

              3.1 Dispute. In the event of any disagreement between Interland and the Stockholders' Representatives with respect to disbursement of any portion of the Escrowed Funds which arises out of any Buyer Claim, the Escrow Agent shall not comply with any claims or demands of Interland or the Stockholders' Representatives pertaining to such disagreement as long as such disagreement shall continue, and the Escrow Agent shall not deliver or otherwise dispose of any portion of the Escrowed Funds until it has received either (i) a certified copy of an order of a court of competent jurisdiction resolving such dispute and directing disposition of such property or (ii) joint written instructions signed by the Stockholders' Representatives and Interland. Notwithstanding the foregoing, if the Stockholders' Representatives do not dispute all or portion of a Buyer Claim pursuant to Section 2.1(b), that portion of the Escrowed Funds equal to the undisputed portion of such Buyer Claim shall be released to Interland.

              3.2 Joint Instructions. The Escrow Agent shall disburse all or any portion of the Escrowed Funds in accordance with joint written instructions from Interland and the Stockholders' Representatives.

              3.3 Interpleader. Notwithstanding anything to the contrary in this Agreement:

                  (a) The Escrow Agent may at any time deposit the Escrowed Funds then held by it, with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of court proceedings relating to the Escrowed Funds.

                  (b) If at any time the Escrow Agent receives a final nonappealable order of a court of competent jurisdiction, or joint written instructions signed by the Stockholders' Representatives and Interland, directing delivery of the Escrowed Funds, the Escrow Agent shall comply with such order or instructions.

              3.4 Liability of Stockholders' Representatives. Solely as between the parties hereto other than the Escrow Agent, Section 10.6 of the Merger Agreement shall be controlling for all purposes of determining any indemnification liability of the Hostcentric Stockholders to Interland. Solely as between the parties hereto other than the Escrow Agent, the provisions of the Merger Agreement relating to the Merger Consideration in respect thereof shall be controlling for all purposes of determining the Merger Consideration. If any such provision of the Merger Agreement is inconsistent with any provision hereof, the Merger Agreement shall be controlling as between the Stockholders' Representatives and Interland.

              3.5 Escrow Agent Call Back. In the event fund transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

                                   SECTION 4
                                  ESCROW AGENT
                                  ------------

              4.1 Appointment. Interland and the Stockholders'
Representatives hereby appoint the Escrow Agent to serve hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties expressly set forth in this Agreement.

              4.2 Compensation. The Escrow Agent shall be paid the compensation set forth on Schedule 3 attached hereto in connection with the performance of its services hereunder. The Escrow Agent shall be entitled to reimbursement for any costs and expenses it incurs in performing its services hereunder, and one-half of such compensation shall be paid by Interland and one-half of such compensation shall be paid by the Stockholders' Representatives out of the Escrowed Funds. If the amount of the Escrowed Funds is insufficient to pay the Escrow Agent's compensation hereunder, Interland shall pay any shortfall owed to the Escrow Agent.

              4.3 Indemnification. Interland shall indemnify and save harmless the Escrow Agent and each of its officers, directors, agents and employees from and against any and all losses and liabilities, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in enforcing its right to indemnification hereunder, to which the Escrow Agent or such persons shall be subject directly or indirectly by reason of this Agreement or any action taken or omitted to be taken or any investment or disbursement of any part of the Escrowed Funds, except as may result from the Escrow Agent's fraud, gross negligence, bad faith or willful misconduct. This Section 4.3 shall survive the removal or resignation of the Escrow Agent. As between Interland and the Hostcentric Stockholders, the cost and expenses incurred in satisfying this right of indemnification shall be paid one-half by Interland and one-half by the Stockholders' Representatives on behalf of the Hostcentric Stockholders, provided, however, that the Hostcentric Stockholders' maximum liability shall be the Escrowed Funds. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and shall survive the termination of this Agreement.

              4.4 Resignation. The Escrow Agent may resign at any time upon giving Interland and the Stockholders' Representatives thirty (30) days' prior written notice; provided, however, that no such resignation shall be effective until a successor escrow agent shall have been appointed by Interland and the Stockholders' Representatives and shall have accepted such appointment in writing. If the Escrow Agent shall not have received such a written instrument of acceptance from a successor Escrow Agent within thirty (30) days of the giving of its notice of resignation, the Escrow Agent shall be entitled, at Interland's and Stockholders' expense shared equally, to petition a court of competent jurisdiction for the appointment of a successor escrow agent or deposit the Escrowed Cash and the Escrowed Shares into the registry of a court of competent jurisdiction and thereupon be discharged from all further duties as Escrow Agent hereunder.

                                   SECTION 5
                          LIABILITIES OF ESCROW AGENT
                          ---------------------------

              5.1 Limitations. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent shall have no liability except as expressly set forth herein or in connection with the performance of such duties as are expressly set forth herein. The Escrow Agent may consult with legal counsel (of its choice) regarding any of its duties or obligations hereunder. The Escrow Agent shall have no liability with respect to actions taken pursuant to the advice of legal counsel provided in good faith or in accordance with any written instructions received by it in accordance with the terms of this Agreement. The Escrow Agent's duties hereunder shall be determined only by reference to this Agreement and applicable laws, and the Escrow Agent shall not be charged with any duties or responsibilities pursuant to any other document or agreement and shall have no duty under, or be required to take notice of, another agreement between the parties hereto, including but not limited to the Merger Agreement.

              5.2 Compliance With Court Orders. Subject to Section 3.1 hereof, if any property held by the Escrow Agent hereunder is at any time attached, garnished or levied upon pursuant to any court order, or if the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court or if any court of competent jurisdiction shall enter any judgment or decree affecting such property or any part thereof, the

Escrow Agent is hereby authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel (of its choice) is binding upon it. If the Escrow Agent complies with any such order, writ, judgment or decree in accordance with the terms hereof, the Escrow Agent shall have no liability to Interland or the Hostcentric Stockholders or to any other person, firm or corporation by reason of such compliance, even if such order, writ, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated.

              5.3 Authorized Signatories. Attached hereto as Schedule 2 are the names, titles and specimen signatures of each of the persons authorized, on behalf of Interland and the Stockholders' Representatives, to execute and deliver written notices and directions to the Escrow Agent hereunder. Any party may amend Schedule 2 by delivering written notice thereof to the other party and the Escrow Agent.

                                   SECTION 6
                                  TERMINATION
                                  -----------

              6.1 Termination. This Agreement shall be terminated upon the earliest to occur of (a) disbursement or release of the entire amount of the Escrowed Funds by the Escrow Agent in accordance with the terms hereof, (b) written consent signed by Interland and the Stockholders' Representatives, or
(c) payment of the entire amount of the Escrowed Funds held hereunder into a court of competent jurisdiction in accordance with Section 3.2(a).

                                   SECTION 7
                                OTHER PROVISIONS
                                ----------------

              7.1 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered on (i) the date of personal delivery, (ii) the date of the receipt of the appropriate printed confirmation, if sent by facsimile transmission or (iii) upon receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested. Any such notices shall be sent to the following addresses, or to such other address as any party may request in a notice delivered in accordance with this Section 7.1 to the other parties hereto:

                  (a) If to the Stockholders' Representatives:

                                    William B. Bunting
                                    One Montgomery Street, 37th Floor
                                    San Francisco, CA  94104
                                    Telephone No.:  (415) 364-2511
                                    Fax No.:  (415) 364-7109

                                    Dominique Bellanger
                                    BNP Private Equity
                                    32 Blvd Haussmann
                                    75009 Paris France
                                    Telephone No.:  33 1 40 14 52 42
                                    Fax No.:  33 1 40 14 98 82

                                    Steve Harter
                                    Three Riverway
                                    Suite 1430
                                    Houston, TX  77056
                                    Telephone No.:  (713) 481-3332
                                    Fax No.:  (713) 965-0579

                  (b) If to Interland:

                                    Interland, Inc.
                                    303 Peachtree Center Avenue
                                    Fifth Floor
                                    Atlanta, GA 30303
                                    Telephone No.:  (404) 260-2536
                                    Fax No.: (404) 260-2681
                                    Attn: General Counsel

                  (c) If to the Escrow Agent:

                                    SunTrust Bank
                                    25 Park Place
                                    24th Floor
                                    Atlanta, GA 30303-2900
                                    Attn:  Rebecca Fischer
                                    Telephone No.: (404) 588-7262
                                    Fax No.: (404) 588-7335

              7.2 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; except that if a successor Escrow Agent is appointed pursuant to Section 4.4 hereof, the Escrow Agent shall assign its rights, interests and obligations hereunder to such successor. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

              7.3 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by the Stockholders Representatives, Interland and the Escrow Agent.

              7.4 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

              7.5 Headings. The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

              7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its internal conflict of law provisions. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, THE ESCROWED SHARES OR ANY OTHER AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF APPLICABLE FEDERAL COURTS IN THE STATE OF GEORGIA AND HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 7.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

              7.7 Status of Stockholders' Representatives. Each of the parties hereto other than the Escrow Agent acknowledges that the Stockholders' Representatives have the rights and obligations provided in Article X of the Merger Agreement as well as those provided herein, and that any Stockholders' Representative may be removed and replaced as provided in Section 10.1 of the Merger Agreement.

              7.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures on all counterparts were on the same instrument.


           (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 INTERLAND, INC.

                                 By:
                                    -------------------------------------------
                                       Allen L. Shulman, Senior Vice President
                                       Chief Financial Officer, and
                                       General Counsel



                                 STOCKHOLDERS' REPRESENTATIVES:
                                 ------------------------------


                                 ----------------------------------------------
                                 William B. Bunting


                                 ----------------------------------------------
                                 Steve Harter


                                 ----------------------------------------------
                                 Dominique Bellanger



                                 ESCROW AGENT:
                                 -------------

                                 SUNTRUST BANK

                                 By:
                                    -------------------------------------------
                                     Name: Rebecca Fischer
                                     Title:

                                   SCHEDULE 1

              ALLOCATION OF EARNINGS; ALLOCATION OF ESCROWED FUNDS
                            TO SATISFY BUYER CLAIMS

Total Merger Consideration to be paid at Closing:

         To former Hostcentric common stockholders:  $1,935,000

         To former Hostcentric preferred stockholders:  $1,065,000 + 13,563,335 shares of Interland
                                                        common stock


Total Merger Consideration to be deposited into escrow:

         Former Hostcentric common stockholders:  $1,354,500

         Former Hostcentric preferred stockholders:  $745,500 + 9,494,335 shares of Interland common stock


Value of Escrow at Closing:

         Former Hostcentric common stockholders:  $1,354,500

         Former Hostcentric preferred stockholders:  $745,500 + (9,494,335 x
                                                     $1.681) = $16,705,447

         Total Value of Escrow at Closing = $18,059,977

         FORMER HOSTCENTRIC COMMON STOCKHOLDERS' PERCENTAGE = 7.5%

         FORMER HOSTCENTRIC PREFERRED STOCKHOLDERS' PERCENTAGE = 92.5%


         Any dividends or distributions on the Escrowed Shares shall be paid to the Stockholders' Representatives for distribution to the former Hostcentric preferred stockholders pro rata in accordance with their prior ownership of Hostcentric preferred stock as of the date of the Merger.

         All payments of Escrowed Cash and Escrowed Shares to satisfy a Buyer Claim shall be made so that 7.5% of the amount of the Buyer Claim shall be paid in cash (which will reduce the amount of Escrowed Cash allocable to the former Hostcentric common stockholders) and 92.5% of the amount of the Buyer Claim shall be paid in a combination of Escrowed Cash and Escrowed Shares (which will reduce the amount of Escrowed Cash and the number of Escrowed Shares allocable to the former Hostcentric preferred stockholders). The number of Escrowed Shares to be paid on behalf of a Buyer Claim shall be equal to 92.5% of the amount of the Buyer

Claim multiplied by the ratio of (x) the value of the Escrowed Shares remaining in escrow as calculated pursuant to the last sentence of Section 2.1(a) and (y) the sum of such value and $745,000 (less any Escrowed Cash allocable to the former holders of Hostcentric preferred stock previously paid pursuant to a Buyer Claim).

         EXAMPLE OF BUYER CLAIM CALCULATION: ASSUME VALUE OF INTERLAND COMMON STOCK UNDER SECTION 2.1(A) = $2.00 PER SHARE AND ALSO ASSUME NO PREVIOUS BUYER CLAIMS

AMOUNT OF BUYER'S CLAIM = $200,000

         (1) $15,000 IN CASH (7.5% OF $200,000) IS PAID FROM THE ESCROWED CASH, ALLOCABLE TO THE FORMER HOSTCENTRIC COMMON STOCKHOLDERS

         (2) $185,000 IN ESCROWED CASH AND ESCROWED SHARES (92.5% OF $200,000) IS ALLOCABLE TO THE FORMER HOSTCENTRIC PREFERRED STOCKHOLDERS, AND THE AMOUNT OF ESCROWED CASH AND NUMBER OF ESCROWED SHARES IS DETERMINED AS FOLLOWS:

         MARKET VALUE OF ESCROWED FUNDS ALLOCABLE TO THE FORMER PREFERRED STOCKHOLDERS AS OF THE DATE OF THE BUYER CLAIM = ($2.00) X (9,494,335) + $745,500 = $19,734,170

         STOCK RATIO = 18,988,670/19,734,170 = 0.9622

         CASH RATIO = 745,500/19,734,170 = 0.0378

         CASH =  (0.0378) X ($185,000) = $6,993

         STOCK = (0.9622) X (185,000) = $178,007

                  $178,007/$2.00 PER SHARE = 89,003.5 SHARES

         (WITH FRACTIONAL SHARES, ROUND DOWN 1 SHARE AND ADD CASH AMOUNT TO REACH THE TOTAL AMOUNT OF THE BUYER CLAIM.)

                                   SCHEDULE 2

                             AUTHORIZED SIGNATORIES

For the Stockholders' Representatives, the following persons, with the titles and specimen signatures shown below:

        Name                          Title                          Specimen Signature                   Telephone Number
        ----                          -----                          ------------------                   ----------------

                              Authorized Signatory
--------------------          --------------------               ---------------------------------      ---------------------

                              Authorized Signatory
--------------------          --------------------               ---------------------------------      ---------------------

                              Authorized Signatory
--------------------          --------------------               ---------------------------------      ---------------------



For INTERLAND, INC. ("Interland"), the following persons with the titles and specimen signatures shown below:

      Name                              Title                             Specimen Signature              Telephone Number
      ----                              -----                             ------------------              ----------------

Allen L. Shulman           Senior Vice President, Chief Financial
                           Officer and General Counsel                   ______________________             404-260-2536

Robert F. Kerris           Corporate Controller and Senior Vice
                           President                                     ______________________             404-260-8464

Todd Wilkins               Director of Financial Accounting and
                           Reportinig                                    ______________________             404-260-8401


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
                                   SCHEDULE 3

                                SCHEDULE OF FEES


         The annual fee of $2,500 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. A one-time $500.00 legal review fee is also payable in advance at the time of closing.

         Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationerty, travel, legal or accounting, etc., will be billed at cost.

         These fees do not include extraordinary services, which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no protion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

         It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the undersigned authorizes SunTrust Bank to perform said services.


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